Exhibit 99.3

salesforce.com, inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information are based on the historical financial statements of salesforce.com, inc. (the “Company”) and Buddy Media, Inc. (“Buddy”) after giving effect to the Company’s acquisition of Buddy on August 13, 2012 and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of July 31, 2012 is presented as if the acquisition of Buddy had occurred on July 31, 2012.

The unaudited pro forma condensed combined statements of operations for the six months ended July 31, 2012, and year ended January 31, 2012, are presented as if the acquisition of Buddy had occurred on February 1, 2011 and were carried forward through each of the aforementioned periods presented.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based upon preliminary estimates. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of the net tangible and intangible assets acquired in connection with the acquisition of Buddy.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Buddy acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2012 and the Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2012 and of Buddy included in Form 8-K/A for the year ended December 31, 2011 and the six months ended June 30, 2012.

salesforce.com, inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of July 31, 2012

	Historical		Pro Forma Adjustments (Note 3)		Pro Forma Combined
	July 31, 2012	June 30, 2012
(in thousands)	salesforce.com	Buddy Media (Note 1)
Assets
Current assets:
Cash and cash equivalents	$1,000,730	$37,192	$(505,500	)(A)	$532,422
Short-term marketable securities	106,933	—	—		106,933
Accounts receivable, net	446,917	6,946	(651	)(O)	453,212
Deferred commissions	94,921	1,157	(1,157	)(O)	94,921
Deferred income taxes	56,723	—	1,407	(B)	58,130
Prepaid expenses and other current assets	146,901	1,496	29	(O)(Q)	148,426

Total current assets	1,853,125	46,791	(505,872)		1,394,044
Restricted cash	—	1,996	—		1,996
Marketable securities, noncurrent	696,602	—	—		696,602
Property and equipment, net	556,776	1,860	—		558,636
Deferred commissions, noncurrent	77,010	—	—		77,010
Deferred income taxes, noncurrent	108,031	—	998	(B)	109,029
Capitalized software, net	173,456	6,126	59,425	(C)	239,007
Goodwill	840,531	13,056	618,640	(D)	1,472,227
Other assets, net	148,039	2,511	12,145	(C)	162,695

Total assets	$4,453,570	$72,340	$185,336		$4,711,246

Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable	$69,339	$3,114	$—		$72,453
Accrued expenses and other liabilities	482,888	19,075	(10,241	)(E)(K)(P)(Q)	491,722
Deferred revenue	1,268,407	3,716	(204	)(G)	1,271,919
Convertible senior notes, net	508,533	—	—		508,533

Total current liabilities	2,329,167	25,905	(10,445)		2,344,627
Income taxes payable, noncurrent	47,165	—	—		47,165
Long-term lease liabilities and other	49,790	2,217	(2,217	)(B)(F)	49,790
Deferred revenue, noncurrent	68,777	—	—		68,777

Total liabilities	2,494,899	28,122	(12,662)		2,510,359
Temporary equity	66,357	—	—		66,357

Stockholders’ equity:
Preferred stock	—	3	(3	)(H)	—
Common stock	139	1	—	(I)	140
Additional paid-in capital	1,742,286	94,356	143,896	(J)	1,980,538
Accumulated other comprehensive income	19,730	54	(54	)(H)	19,730
Retained earnings (deficit)	130,159	(50,196)	54,159	(R)	134,122

Total stockholders’ equity	1,892,314	44,218	197,998		2,134,530

Total liabilities, temporary equity and stockholders’ equity	$4,453,570	$72,340	$185,336		$4,711,246

See notes to unaudited pro forma condensed combined financial information.

salesforce.com, inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended July 31, 2012

	Historical		Pro Forma Adjustments (Note 3)		Pro Forma Combined
	Six Months Ended
	July 31, 2012	June 30, 2012
(in thousands)	salesforce.com	Buddy Media (Note 1)
Revenues:
Subscription and support	$1,342,713	$15,460	$1,861	(M)	$1,360,034
Professional services and other	84,403	2,585	—		86,988

Total revenues	1,427,116	18,045	1,861		1,447,022
Cost of revenues:
Subscription and support	227,263	1,976	10,055	(C)(M)	239,294
Professional services and other	86,706	1,950	0		88,656

Total cost of revenues	313,969	3,926	10,055		327,950
Gross profit	1,113,147	14,119	(8,194)		1,119,072
Operating expenses:
Research and development	194,218	4,969	1,515	(M)	200,702
Marketing and sales	749,949	16,562	10,854	(C)(M)	777,365
General and administrative	204,695	13,395	(3,676	)(L)(M)	214,414

Total operating expenses	1,148,862	34,926	8,693		1,192,481
Loss from operations	(35,715)	(20,807)	(16,887)		(73,409)
Investment income	11,634	2	0		11,636
Interest expense	(14,403)	0	0		(14,403)
Other expense	(416)	(10)	0		(426)

Loss before benefit from income taxes	(38,900)	(20,815)	(16,887)		(76,602)
Benefit from income taxes	9,596	234	5,433	(N)	15,263

Net loss	$(29,304)	$(20,581)	$(11,454)		$(61,339)

See notes to unaudited pro forma condensed combined financial information.

salesforce.com, inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended January 31, 2012

	Historical		Pro Forma Adjustments (Note 3)		Pro Forma Combined
	Year Ended
	January 31, 2012	December 31, 2011
(in thousands)	salesforce.com	Buddy Media (Note 1)
Revenues:
Subscription and support	$2,126,234	$20,297	$1,960	(M)	$2,148,491
Professional services and other	140,305	4,441	—		144,746

Total revenues	2,266,539	24,738	1,960		2,293,237
Cost of revenues:
Subscription and support	360,758	1,644	22,323	(C)(M)	384,725
Professional services and other	128,128	2,966	0		131,094

Total cost of revenues	488,886	4,610	22,323		515,819
Gross profit	1,777,653	20,128	(20,363)		1,777,418
Operating expenses:
Research and development	295,347	5,423	4,260	(M)	305,030
Marketing and sales	1,169,610	20,767	32,879	(C)(M)	1,223,256
General and administrative	347,781	9,332	1,196	(M)	358,309

Total operating expenses	1,812,738	35,522	38,335		1,886,595
Loss from operations	(35,085)	(15,394)	(58,698)		(109,177)
Investment income	23,268	12	0		23,280
Interest expense	(17,045)	0	0		(17,045)
Other expense	(4,455)	(10)	0		(4,465)

Loss before benefit from income taxes	(33,317)	(15,392)	(58,698)		(107,407)
Benefit from income taxes	21,745	677	18,149	(N)	40,571

Net loss	$(11,572)	$(14,715)	$(40,549)		$(66,836)

See notes to unaudited pro forma condensed combined financial information.

salesforce.com, inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of July 31, 2012, and the unaudited pro forma condensed combined statements of operations for the six months ended July 31, 2012, and for the year ended January 31, 2012, are based on the historical financial statements of salesforce.com, inc. (the “Company”) and Buddy Media, Inc. (“Buddy”) after giving effect to the Company’s acquisition of Buddy on August 13, 2012 and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The Company accounts for business combinations pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) 805, Business Combinations. In accordance with ASC 805, the Company uses its best estimates and assumptions to accurately assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The fair values assigned to Buddy’s tangible and intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of the acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but it is waiting for additional information, primarily related to estimated values of current and noncurrent income taxes payable and deferred taxes which are subject to change, pending the finalization of certain tax returns. Thus the provisional measurements of fair value are subject to change. The Company expects to finalize the valuation of the net tangible and intangible assets as soon as practicable, but not later than one-year from the acquisition date.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the Buddy acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2012 and Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2012 and Buddy’s historical consolidated financial statements and accompanying notes included in the Form 8-K/A for the year ended December 31, 2011 and the six months ended June 30, 2012.

Accounting Periods Presented

Buddy’s historical fiscal year ended on December 31 and, for purposes of these unaudited pro forma condensed combined financial information, its historical results have been aligned to more closely conform to the Company’s January 31 fiscal year end as explained below. Certain pro forma adjustments were made to conform Buddy’s accounting policies to the Company’s accounting policies as noted below.

The unaudited pro forma condensed combined balance sheet as of July 31, 2012 is presented as if the Buddy acquisition had occurred on July 31, 2012, and due to different fiscal period ends, combines the historical balance sheet of the Company at July 31, 2012 and the historical balance sheet of Buddy at June 30, 2012.

The unaudited pro forma condensed combined statements of operations of the Company and Buddy for the six months ended July 31, 2012 and year ended January 31, 2012 are presented as if the Buddy acquisition had taken place on February 1, 2011. Due to different fiscal period ends, the pro forma statement of operations for the six months ended July 31, 2012 combines the historical results of the Company for the six months ended July 31, 2012 and the historical results of Buddy for the six months ended June 30, 2012.

The pro forma statement of operations of the Company and Buddy for the year ended January 31, 2012, due to different fiscal period ends, combines the historical results of the Company for the year ended January 31, 2012 and the historical results of Buddy for the year ended December 31, 2011.

Reclassifications

The following reclassifications have been made to the presentation of Buddy’s historical financial statements in order to conform to the Company’s presentation:

•

Buddy’s prepaid and other current assets of $1.2 million was reclassified as deferred commissions; Buddy’s property, plant and equipment of $0.4 million and Buddy’s goodwill and intangible assets, net of $5.8 million were reclassified as capitalized software, net; Buddy’s goodwill and intangible assets, net balance of $13.1 million was reclassified as goodwill; Buddy’s goodwill and intangible assets, net balance of $1.2 million was reclassified as other assets, net; Buddy’s accounts payable and accrued expenses of $3.1 million was reclassified as accounts payable; Buddy’s warrant liability of $7.0 million and Buddy’s contingent consideration of $8.0 million were reclassified as accrued expenses and other current liabilities; and Buddy’s deferred rent of $0.1 million and deferred tax liability of $1.4 million were reclassified as long-term lease liabilities and other.

•

Buddy’s revenues of $18.0 million for the six months ended June 30, 2012 were reclassified as subscription and support revenues of $15.5 million and professional services and other revenues of $2.5 million.

•

Buddy’s cost of revenues of $3.7 million for the six months ended June 30, 2012 were reclassified as cost of revenues- subscription and support of $1.7 million and cost of revenues- professional services and other of $2.0 million. Buddy’s cost of revenues of $4.3 million for the year ended December 31, 2011 were reclassified as cost of revenues- subscription and support of $1.3 million and cost of revenues- professional services and other of $3.0 million.

•

Buddy’s operating expenses of $35.1 million for the six months ended June 30, 2012 were reclassified as research and development of $5.0 million, marketing and sales of $16.7 million and general and administrative of $13.4 million.

•

Buddy’s amortization of intangible assets of $0.2 million for the six months ended June 30, 2012 was reclassified from Buddy’s operating expenses to cost of revenue- subscription and support. Buddy’s amortization of intangible assets of $0.4 million for the year ended December 31, 2011 was reclassified from Buddy’s general and administrative expense to cost of revenue- subscription and support.

2.	ACQUISITION OF BUDDY MEDIA, INC.

On August 13, 2012, the Company acquired the outstanding stock of Buddy, a social media marketing platform. The Company acquired Buddy for the assembled workforce, expected synergies and expanded market opportunities when integrating Buddy’s social media marketing platform with the Company’s current offerings. The acquisition date fair value of the consideration transferred for Buddy was approximately $735.8 million, which consisted of the following:

Fair value of consideration transferred (in thousands, except per share data)
Cash	$497,500
Common stock (1,392,774 shares)	202,161
Fair value of stock options and restricted stock based awards assumed	36,092

Total	$735,753

The value of the share consideration for the Company’s common stock was based on the closing price of $145.15 on the day of the acquisition. The fair value of the stock options assumed by the Company was determined using the Black-Scholes option pricing model and the share conversion ratio of 0.14581 was applied to convert Buddy’s options to the Company’s options.

The following table summarizes the preliminary fair values of assets acquired and liabilities assumed as of the date of acquisition:

(in thousands)
Current assets	$35,609
Other noncurrent assets	5,295
Current and noncurrent liabilities	(15,696)
Deferred revenue	(3,281)
Intangible assets	78,340
Goodwill	635,486

Preliminary net assets acquired	$735,753

The excess of preliminary purchase consideration over the preliminary fair value of net tangible and identifiable intangible assets acquired will be recorded as goodwill. The preliminary fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions. The preliminary fair values of assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of the acquisition. The Company believes that the information provides a reasonable basis for estimating the preliminary fair values of assets acquired and liabilities assumed, but certain items such as current and noncurrent income taxes payable and deferred taxes may be subject to change as additional information is received and certain tax returns are finalized. Thus the provisional measurements of fair value set forth above are subject to change. The Company expects to finalize the valuation as soon as practicable, but not later than one-year from the acquisition date.

The following table sets forth the preliminary components of identifiable intangible assets acquired and their estimated useful lives as of the date of acquisition:

(in thousands)	Preliminary Fair value	Useful Life
Developed technology	$65,210	3 years
Customer relationships	11,030	1 year
Trade name and trademark	2,100	1 year

Total preliminary intangible assets subject to amortization	$78,340

Developed technology represents the preliminary estimated fair value of Buddy’s social media marketing platform. The Company determined the useful life of the developed technology to be three years. Customer relationships represent the preliminary fair values of the underlying relationships and agreements with Buddy customers. The goodwill balance is primarily attributed to the assembled workforce and expanded market opportunities when integrating Buddy’s social media marketing platform with the Company’s other social media marketing product offerings. The goodwill balance is deductible for U.S. income tax purposes.

Upon acquisition, the Company assumed unvested options and restricted stock based awards with a preliminary fair value of $67.4 million. Of the total preliminary consideration, $36.1 million was allocated to the purchase consideration and $31.3 million was allocated to future services and will be expensed over the remaining service periods on a straight-line basis.

3.	PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial information:

(A)	To record the following adjustments to cash and cash equivalents:

(in thousands)
To record cash paid for Buddy common stock (see Note 2) (1)	$(497,500)
To record cash paid for Buddy’s legacy contingent consideration (see adjustment (E) below)	(8,000)

Total adjustment to cash and cash equivalents	$(505,500)

(1)	Includes the cash paid for the warrant liability of $6,968 (see adjustment (P) below)

(B)	To record preliminary tax adjustments related to the acquisition:

(in thousands)
Net increase in deferred income taxes, current	$1,407
Net increase in deferred income taxes, noncurrent	998
Net decrease in deferred tax liability, noncurrent (1)	(1,384)

Net increase in deferred tax assets	$1,021

(1)	Recorded in long-term lease liabilities and other

The preliminary net increase in deferred taxes is primarily attributable to acquired deferred tax liabilities including those associated with intangible assets acquired.

(C)	To record the difference between the historical amounts of Buddy’s intangible assets, net and preliminary fair values of the intangible assets acquired in connection with the Company’s acquisition of Buddy and associated amortization expenses.

(in thousands)	Buddy Historical Amounts, Net	Preliminary Fair Values	Increase	Six Month Amortization Based Upon Preliminary Fair Values	Annual Amortization Based Upon Preliminary Fair Values	Preliminary Estimated Useful Life
Developed technology (1)	$5,785	$65,210	$59,425	$10,868	$21,737	3 years
Customer relationships (2)	654	11,030	10,376	5,515	11,030	1 year
Trademarks and other (2)	331	2,100	1,769	1,050	2,100	1 year

Total intangible assets	$6,770	$78,340	$71,570	$17,433	$34,867

Total Buddy historical amortization of intangible assets (3)				1,009	357

Total increase in amortization of intangible assets (3)				$9,859	$21,380

Total Buddy historical amortization of intangible assets (4)				231	0

Total increase in amortization of intangible assets (4)				$6,334	$13,130

(1)	Recorded on the condensed combined balance sheet as capitalized software, net
(2)	Recorded on the condensed combined balance sheet as other assets, net
(3)	Recorded on the condensed combined statement of operations as cost of revenues
(4)	Recorded on the condensed combined statement of operations as marketing and sales

(D)	To eliminate Buddy’s historical goodwill and record the preliminary estimate of goodwill for the Company’s acquisition of Buddy.

(in thousands)	Buddy Historical Amount	Preliminary Estimate	Increase
Goodwill	$13,056	$631,696	$618,640

The preliminary estimate of goodwill represents the excess of purchase consideration over the estimated fair value of net tangibles and identifiable intangibles assets acquired. The estimated fair value of the net tangible assets acquired was based on asset and liability balances as of June 30, 2012 and do not reflect the actual fair value adjustments that were recorded as of August 13, 2012 (the date of the Company’s acquisition of Buddy).

(E)	To record the payment of $8.0 million of Buddy’s legacy contingent consideration (see adjustment (A)).

(F)	To record the difference between the historical amounts of Buddy’s long-term lease liabilities and other and the preliminary fair values of these liabilities.

(G)	To record the differences between the preliminary fair values and the historical carrying amounts of Buddy’s deferred revenues. The preliminary fair values represent amounts equivalent to the estimated costs plus an appropriate profit margin to fulfill the obligations assumed. The estimated amounts presented for purposes of the unaudited pro forma condensed combined balance sheet are based upon the deferred revenue balances of Buddy as of June 30, 2012 and do not reflect the actual fair value adjustments that were recorded as of August 13, 2012 (the date of the Company’s acquisition of Buddy).

(H)	To eliminate Buddy’s historical preferred stock and accumulated other comprehensive income.

(I)	To record the following adjustments to common stock:

(in thousands)
To record the common stock issued as consideration to Buddy’s shareholders	$1
To eliminate Buddy’s historical common stock	(1)

Total adjustments to common stock	$0

(J)	To record the following adjustments to additional paid-in capital:

(in thousands)
To record the common stock issued as consideration to Buddy’s shareholders	$202,160
To record the preliminary fair values of vested and unvested Buddy stock options and restricted stock-based awards assumed in connection with the acquisition	36,092
To eliminate Buddy’s historical equity	(94,356)

Total adjustments to additional paid-in capital	$143,896

(K)	To accrue for estimated acquisition related transaction costs of $5.1 million that were incurred by Buddy as of the acquisition date.

(L)	To eliminate acquisition related transaction costs of $2.7 million that were incurred by Buddy and the Company in the six months ended June 30, 2012 and July 31, 2012, respectively.

(M)	To record the estimated stock-based compensation expense related to the unvested portion of Buddy stock options and restricted stock-based awards assumed and issued in connection with the acquisition using the straight-line amortization method over the remaining vesting periods.

	Six Months Ended July 31, 2012
(in thousands)	Buddy Historical Stock- Based Compensation	Stock-Based Compensation Expense Based Upon Preliminary Fair Values	Increase in Stock-Based Compensation Expense
Revenue	$1,861	$—	$(1,861)
Cost of revenues	21	217	196
Research and development	369	1,884	1,515
Marketing and sales	2,707	7,227	4,520
General and administrative	1,222	228	(994)

Total stock-based compensation	$6,180	$9,556	$3,376

	Year Ended January 31, 2012
(in thousands)	Buddy Historical Stock- Based Compensation	Stock-Based Compensation Expense Based Upon Preliminary Fair Values	Increase in Stock-Based Compensation Expense
Revenue	$1,960	$—	$(1,960)
Cost of revenues	19	962	943
Research and development	346	4,606	4,260
Marketing and sales	1,612	21,361	19,749
General and administrative	500	1,696	1,196

Total stock-based compensation	$4,437	$28,625	$24,188

The Company assumed all of Buddy’s equity plans including the rights, terms and conditions of the plans under which the stock options and restricted stock awards were originally granted. These rights, terms and conditions include providing for accelerated vesting of restricted stock awards for certain eligible employees. The accelerated vesting of restricted stock awards has no impact on the table above. The impact of the accelerated vesting is reflected in the pro forma adjustment to additional paid in capital in the unaudited pro forma condensed combined balance sheet.

(N)	To record the pro forma income tax impact at the weighted average estimated income tax rates applicable to the jurisdictions in which the pro forma adjustments are expected to be recorded. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had the Company and Buddy filed consolidated income tax returns during the periods presented.

(Dollars in thousands)	Six Months Ended July 31, 2012		Year Ended January 31, 2012
Total pro forma adjustments recorded to decrease income before provision for income taxes in the unaudited pro forma condensed combined statements of operations	$(14,368	)(1)	$(48,669)
Estimated provision for income tax rates applicable to pro forma adjustments	38%		37%

Pro forma adjustment to increase benefit from income taxes	$5,433		$18,149

(1)	Excludes the adjustment made for the acquisition related expenses and certain stock-based expenses

(O)	To record the difference between the historical amounts of Buddy’s accounts receivable, deferred commissions and prepaid and other current assets and the preliminary fair values of these assets.

(P)	To record the payment of $7.0 million of Buddy’s warrant liability as a term of the acquisition (see adjustment (A)).

(Q)	To adjust for differences in the Company’s and Buddy’s accounting policies by eliminating certain prepaid assets included in prepaid and other current assets and by adding certain payroll related accruals to accrued expenses and other liabilities.

(R)	To eliminate Buddy’s historical retained earnings and record certain acquisition related expenses incurred by Buddy as of the acquisition date.